Citizens Financial Group, Inc. Reports Second Quarter 2022 Net Income of
$364 million and EPS of $0.67
Underlying Net Income of $595 million and EPS of $1.14*

	Key Financial Data	2Q22	1Q22	2Q21	Second Quarter 2022 Highlights

Income Statement	($s in millions)
■Investors Bancorp (“ISBC”) acquisition completed on April 6, 2022
■Underlying EPS of $1.14 and ROTCE of 15.5%
■Underlying PPNR of $850 million, up 45% QoQ, includes ~$150 million contribution from the HSBC/ISBC transactions
–NII up 31% QoQ given improved net interest margin and interest-earning asset growth, including HSBC/ISBC impacts
–Underlying fees up 5% QoQ led by record results in Card, Wealth and FX and derivative products
■Excellent credit performance with NCOs of 13 bps down 6 bps QoQ
■Period-end loans up 19% and average loans up 19% QoQ; Excluding HSBC/ISBC impact, period-end loans up 4% and average loans up 3% QoQ
■Period-end and average LDR of 87%; liquidity position remains strong
■Strong positive underlying operating leverage QoQ of 11.7%; 6.3% excluding HSBC/ISBC
–Underlying efficiency ratio improved to 58%
■Strong capital position with CET1 at 9.6%
■TBV/share of $29.14, down 6% QoQ

	Total revenue	$1,999	$1,645	$1,609
	Pre-provision profit	694	539	618
	Underlying pre-provision profit	850	587	629
	Provision (benefit) for credit losses	216	3	(213)
	Underlying provision (benefit) for credit losses	71	(21)	(213)
	Net income	364	420	648
	Underlying net income	595	476	656

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$156.2	$131.3	$122.6
	Average loans and leases	153.9	129.2	123.5
	Period-end deposits	178.9	158.8	150.6
	Average deposits	176.4	155.1	150.3
	Period-end loans-to-deposit ratio	87.3%	82.7%	81.4%
	NCO ratio	0.13%	0.19%	0.25%

Financial Metrics	Diluted EPS	$0.67	$0.93	$1.44
	Underlying EPS	1.14	1.07	1.46
	ROTCE	9.1%	11.4%	17.5%
	Underlying ROTCE	15.5	13.0	17.7
	Net interest margin, FTE	3.04	2.75	2.72
	Efficiency ratio	65	67	62
	Underlying efficiency ratio	58	64	61
	CET1	9.6%	9.7%	10.3%
	TBV/Share	$29.14	$30.97	$33.95

	Second Quarter 2022 Impacts	Pre-tax $	EPS
Notable Items	($s in millions except per share data)
	Integration related	$(135)	$(0.21)
	ISBC Day 1 CECL provision expense (“double count”)**	(145)	(0.22)
	Tax integration costs	—	(0.01)
	TOP revenue and efficiency initiatives	(21)	(0.03)
	Total:	$(301)	$(0.47)
**Day 1 CECL reserve for non-credit impaired loans acquired

Comments from Chairman and CEO Bruce Van Saun
“We were pleased to deliver strong results in the second quarter, which featured the completion of the Investors Bancorp acquisition,” said Chairman and CEO Bruce Van Saun. “We have navigated well through a period marked by higher than
*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 16 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.
expected inflation, and the Fed’s aggressiveness in raising short-term rates and tightening liquidity. Our capital, liquidity and funding position remains strong - we are funding attractive loan growth and have raised our dividend. Our fee businesses are proving to be diversified and resilient, and our credit metrics all remain very favorable. We look forward to continuing our momentum in the second half.”
Citizens also announced today that its board of directors declared a three cent, or 8%, increase in the quarterly common stock dividend to $0.42 per share. The dividend is payable on August 16, 2022 to shareholders of record at the close of business on August 2, 2022.
In addition, Citizens recently announced that its board of directors has authorized the Company to repurchase up to $1.0 billion of the Company’s common stock. This represents an increase of $545 million above the $455 million of capacity remaining under the prior $750 million January 2021 authorization.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends
				2Q22 change from
($s in millions, except per share data)	2Q22	1Q22	2Q21	1Q22			2Q21
Earnings				$/bps		%	$/bps		%
Net interest income	$1,505	$1,147	$1,124	$358		31%	$381		34%
Noninterest income	494	498	485	(4)		(1)	9		2
Total revenue	1,999	1,645	1,609	354		22	390		24
Noninterest expense	1,305	1,106	991	199		18	314		32
Pre-provision profit	694	539	618	155		29	76		12
Provision (benefit) for credit losses	216	3	(213)	213		NM	429		NM
Net income	364	420	648	(56)		(13)	(284)		(44)
Preferred dividends	32	24	32	8		33	—		—
Net income available to common stockholders	$332	$396	$616	$(64)		(16)%	$(284)		(46)%
After-tax notable Items	231	56	8	175		NM	223		NM
Underlying net income	$595	$476	$656	$119		25%	$(61)		(9)%
Underlying net income available to common stockholders	$563	$452	$624	$111		25%	$(61)		(10)%
Average common shares outstanding
Basic (in millions)	491.5	422.4	425.9	69.1		16	65.5		15
Diluted (in millions)	493.3	424.7	427.6	68.6		16	65.7		15
Diluted earnings per share	$0.67	$0.93	$1.44	$(0.26)		(28)%	$(0.77)		(53)%
Underlying diluted earnings per share	$1.14	$1.07	$1.46	$0.07		7%	$(0.32)		(22)%
Performance metrics
Net interest margin	3.04%	2.75%	2.71%	29	bps		33	bps
Net interest margin, FTE	3.04	2.75	2.72	29			32
Effective income tax rate	23.8	21.7	22.0	207			181
Efficiency ratio	65	67	62	(196)			364
Underlying efficiency ratio	58	64	61	(612)			(276)
Return on average common equity	5.9	7.7	11.9	(170)			(590)
Return on average tangible common equity	9.1	11.4	17.5	(223)			(837)
Underlying return on average tangible common equity	15.5	13.0	17.7	246			(229)
Return on average total assets	0.66	0.90	1.41	(24)			(75)
Return on average total tangible assets	0.69	0.94	1.46	(25)			(77)
Underlying return on average total tangible assets	1.12%	1.06%	1.48%	6	bps		(36)	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	9.6%	9.7%	10.3%
Total capital ratio	12.3	12.5	13.5
Tier 1 leverage ratio	9.3	9.6	9.7
Allowance for credit losses to loans and leases	1.37%	1.43%	1.70%	(6)	bps		(33)	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	0.54%	0.60%	0.64%	(6)	bps		(10)	bps
Allowance for credit losses to nonaccrual loans and leases	256	238	267	1,801			(1,094)
Net charge-offs as a % of average loans and leases	0.13%	0.19%	0.25%	(6)	bps		(12)	bps
1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
2) Current reporting-period regulatory capital ratios are preliminary.
3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
Notable items:
Quarterly results for first and second quarter 2022 and second quarter 2021 reflect notable items primarily related to integration costs associated with the acquisitions of HSBC, ISBC and JMP Group LLC, as well as TOP revenue and efficiency initiatives. In addition, first and second quarter 2022 results include notable items representing the day-one CECL provision expense ("double count") related to the HSBC and ISBC transactions. Second quarter 2022 results also include a notable item in noninterest income for a mark-to-market loss related to loans held for sale associated with the ISBC transaction. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration related	2Q22		1Q22		2Q21
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Noninterest income	$(31)	$(23)	$—	$—	$—	$—

EPS Impact - Noninterest income		$(0.05)		$—		$—

Salaries & benefits	$(64)	$(48)	$(4)	$(3)	$—	$—
Outside services	(35)	(26)	(28)	(21)	(2)	(1)
Other expense	(5)	(4)	(5)	(3)	—	—
Noninterest expense	$(104)	$(78)	$(37)	$(27)	$(2)	$(1)

EPS Impact - Noninterest expense		$(0.16)		$(0.07)		$—

HSBC Day 1 CECL provision expense (“double count”)	$—	$—	$(24)	$(18)	$—	$—
ISBC Day 1 CECL provision expense (“double count”)	$(145)	$(108)	$—	$—	$—	$—

Provision for credit losses	$(145)	$(108)	$(24)	$(18)	$—	$—

EPS Impact - Provision for credit losses		$(0.22)		$(0.04)		$—

Tax integration cost	$—	$(6)	$—	$—	$—	$—

EPS Impact - Tax integration cost		$(0.01)		$—		$—

Total integration related	$(280)	$(215)	$(61)	$(45)	$(2)	$(1)

EPS Impact - Total integration related		$(0.44)		$(0.11)		$—

Other notable items - TOP related	2Q22		1Q22		2Q21
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$—	$—	$(3)	$—	$—

Other notable items- TOP & other actions

Salaries & benefits	$(8)	$(6)	$(2)	$(1)	$—	$—
Equipment and software	(6)	(4)	(2)	(2)	(4)	(3)
Outside services	(6)	(5)	(7)	(5)	(2)	(2)
Occupancy	(1)	(1)	—	—	(3)	(2)
Noninterest expense	$(21)	$(16)	$(11)	$(8)	$(9)	$(7)

Total Other Notable Items	$(21)	$(16)	$(11)	$(11)	$(9)	$(7)

EPS Impact - Other Notable Items		$(0.03)		$(0.03)		$(0.02)

Total Notable Items	$(301)	$(231)	$(72)	$(56)	$(11)	$(8)

Total EPS Impact		$(0.47)		$(0.14)		$(0.02)

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				2Q22 change from
($s in millions, except per share data)	2Q22	1Q22	2Q21	1Q22			2Q21
				$/bps		%	$/bps		%
Net interest income	$1,505	$1,147	$1,124	$358		31%	$381		34%
Noninterest income	525	498	485	27		5	40		8
Total revenue	$2,030	$1,645	$1,609	$385		23%	$421		26%
Noninterest expense	$1,180	$1,058	$980	$122		12%	$200		20%
Provision (benefit) for credit losses	71	(21)	(213)	92		NM	284		133
Net income available to common stockholders	$563	$452	$624	$111		25%	$(61)		(10)%
Performance metrics
EPS	$1.14	$1.07	$1.46	$0.07		7%	$(0.32)		(22)%
Efficiency ratio	58%	64%	61%	(612)	bps		(276)	bps
Return on average tangible common equity	15.5%	13.0%	17.7%	246	bps		(229)	bps
Operating leverage						11.7%			5.7%

Consolidated balance sheet review(1):

				2Q22 change from
($s in millions)	2Q22	1Q22	2Q21	1Q22			2Q21
				$/bps		%	$/bps		%
Total assets	$226,712	$192,097	$185,104	$34,615		18%	$41,608		22%
Total loans and leases	156,172	131,305	122,581	24,867		19	33,591		27
Total loans held for sale	3,455	1,816	3,698	1,639		90	(243)		(7)
Deposits	178,925	158,776	150,636	20,149		13	28,289		19
Stockholders' equity	24,328	22,074	23,199	2,254		10	1,129		5
Stockholders' common equity	22,314	20,060	21,185	2,254		11	1,129		5
Tangible common equity	$14,444	$13,100	$14,466	$1,344		10%	$(22)		—%
Loans-to-deposit ratio (period-end)(2)	87.3%	82.7%	81.4%	458	bps		590	bps
Loans-to-deposit ratio (average)(2)	87.2%	83.3%	82.1%	396	bps		510	bps
1) Represents period end unless otherwise noted.
2) Excludes loans held for sale.

Citizens Financial Group, Inc.

Discussion of results:

Net interest income				2Q22 change from
($s in millions)	2Q22	1Q22	2Q21	1Q22			2Q21
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,412	$1,071	$1,084	$341		32%	$328		30%
Investment securities	201	138	124	63		46	77		62
Interest-bearing deposits in banks	13	4	3	9		225	10		NM
Total interest income	$1,626	$1,213	$1,211	$413		34%	$415		34%
Interest expense:
Deposits	$54	$25	$42	$29		116%	$12		29%
Short-term borrowed funds	10	—	—	10		100	10		100
Long-term borrowed funds	57	41	45	16		39	12		27
Total interest expense	$121	$66	$87	$55		83%	$34		39%
Net interest income	$1,505	$1,147	$1,124	$358		31%	$381		34%

Net interest margin, FTE	3.04%	2.75%	2.72%	29	bps		32	bps

Second quarter 2022	vs.	first quarter 2022
Net interest income of $1.5 billion increased 31%, reflecting a higher net interest margin and 17% growth in interest-earning assets, including the impact of the HSBC and ISBC transactions.
•Net interest margin of 3.04% increased 29 basis points, reflecting higher earning-asset yields given higher market interest rates and the impact of the HSBC and ISBC transactions, partially offset by increased funding costs.

Second quarter 2022	vs.	second quarter 2021
Net interest income of $1.5 billion increased 34%, reflecting a higher net interest margin and 19% growth in interest-earning assets, including the impact of the HSBC and ISBC transactions.
•Net interest margin of 3.04% increased 32 basis points, reflecting higher earning-asset yields given higher market interest rates, the impact of the HSBC and ISBC transactions and the deployment of cash into loan growth, partially offset by increased funding costs.

Citizens Financial Group, Inc.

Noninterest Income				2Q22 change from
($s in millions)	2Q22	1Q22	2Q21	1Q22		2Q21
				$	%	$	%
Capital markets fees	$88	$93	$91	$(5)	(5)%	$(3)	(3)%
Service charges and fees	108	98	100	10	10	8	8
Mortgage banking fees	72	69	85	3	4	(13)	(15)
Card fees	71	60	64	11	18	7	11
Trust and investment services fees	66	61	60	5	8	6	10
Letter of credit and loan fees	40	38	38	2	5	2	5
Foreign exchange and derivative products	60	51	28	9	18	32	114
Securities gains, net	1	4	3	(3)	(75)	(2)	(67)
Other income(1)	(12)	24	16	(36)	NM	(28)	NM
Noninterest income	$494	$498	$485	$(4)	(1)%	$9	2%
Notable items	$(31)	$—	$—	$(31)	(100)	$(31)	(100)
Underlying noninterest income	$525	$498	$485	$27	5%	$40	8%
1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Second quarter 2022	vs.	first quarter 2022
Underlying noninterest income of $525 million increased $27 million, or 5%. Excluding the HSBC and ISBC transactions, Underlying noninterest income increased $11 million, or 2%.
•Capital markets fees decreased $5 million, reflecting lower loan syndication revenue, partially offset by improved M&A advisory fees.
•Service charges and fees increased $10 million, primarily due to the impact of the HSBC and ISBC transactions.
•Mortgage banking fees increased $3 million, reflecting higher mortgage servicing revenue partly offset by lower production fees related to lower volumes and slightly lower gain-on-sale margins.
•Record card fees increased $11 million reflecting seasonally higher transaction volumes.
•Record trust and investment services fees increased $5 million, driven by customer flows into annuity products given higher rates.
•Record foreign exchange and derivative products revenue increased $9 million, driven by increased client foreign exchange hedging activity, partially offset by lower interest rate and commodities hedging.
•Other income includes a notable item of $31 million related to mark-to-market losses on ISBC loans classified as held-for-sale. On an Underlying basis, other income decreased $5 million.

Second quarter 2022	vs.	second quarter 2021
Underlying noninterest income of $525 million increased $40 million, or 8%. Excluding the HSBC and ISBC transactions, Underlying noninterest income increased $24 million, or 5%.
•Capital markets fees decreased $3 million, reflecting lower bond underwriting fees, partially offset by higher M&A advisory fees.
•Service charges and fees increased $8 million, reflecting the impact of the HSBC and ISBC transactions.
•Mortgage banking fees decreased $13 million, driven by lower gain-on-sale margins and production volumes, partially offset by higher servicing revenue.
•Record card fees increased $7 million, driven by higher debit and credit card volumes.
•Record trust and investment services fees increased $6 million, reflecting higher annuity and management fees.

Citizens Financial Group, Inc.
•Record foreign exchange and derivative products revenue increased $32 million reflecting increased client activity across foreign exchange, interest rate and commodity products.
•Excluding the notable item, on an Underlying basis other income increased $3 million.

Citizens Financial Group, Inc.

Noninterest Expense				2Q22 change from
($s in millions)	2Q22	1Q22	2Q21	1Q22		2Q21
				$	%	$	%
Salaries and employee benefits	$683	$594	$524	$89	15%	$159	30%
Equipment and software	169	150	155	19	13	14	9
Outside services	189	169	137	20	12	52	38
Occupancy	111	83	82	28	34	29	35
Other operating expense	153	110	93	43	39	60	65
Noninterest expense	$1,305	$1,106	$991	$199	18%	$314	32%
Notable items	$125	$48	$11	$77	160%	$114	NM

Underlying, as applicable
Salaries and employee benefits	$611	$588	$524	$23	4%	$87	17%
Equipment and software	163	148	151	15	10	12	8
Outside services	148	134	133	14	10	15	11
Occupancy	110	83	79	27	33	31	39
Other operating expense	148	105	93	43	41	55	59
Underlying noninterest expense	$1,180	$1,058	$980	$122	12%	$200	20%

Second quarter 2022	vs.	first quarter 2022
Underlying noninterest expense of $1.2 billion was up 12%. Underlying noninterest expense for second quarter 2022 includes $128 million tied to the HSBC and ISBC transactions. Excluding the HSBC and ISBC transactions, Underlying noninterest expense increased 1% reflecting an increase in advertising costs and investment spend, largely offset by seasonally lower compensation expense. Results reflect strong expense discipline and the benefit of efficiency initiatives.
The effective tax rate was 23.8%, up from 21.7% in the first quarter 2022 primarily driven by ISBC integration related tax expense.

Second quarter 2022	vs.	second quarter 2021
Underlying noninterest expense of $1.2 billion remains well-controlled. On an Underlying basis and excluding the HSBC and ISBC transactions, and the Commercial fee-based acquisitions that closed after second quarter 2021, noninterest expense increased 4% reflecting higher salaries and employee benefits, as well as higher other operating expenses, namely FDIC insurance, travel and advertising costs, partially offset by the benefit of efficiency initiatives.
The effective tax rate of 23.8% up from 22.0% in second quarter 2021 primarily driven by ISBC integration related tax expense.

Citizens Financial Group, Inc.

Interest-earning assets				2Q22 change from
($s in millions)	2Q22	1Q22	2Q21	1Q22		2Q21
Period-end interest-earning assets				$	%	$	%
Investments	$35,828	$28,116	$27,976	$7,712	27%	$7,852	28%
Interest-bearing deposits in banks	5,527	9,398	12,007	(3,871)	(41)	(6,480)	(54)
Commercial loans and leases	81,445	61,521	59,083	19,924	32	22,362	38
Retail loans	74,727	69,784	63,498	4,943	7	11,229	18
Total loans and leases	156,172	131,305	122,581	24,867	19	33,591	27
Loans held for sale, at fair value	1,377	1,717	3,616	(340)	(20)	(2,239)	(62)
Other loans held for sale	2,078	99	82	1,979	NM	1,996	NM
Total loans and leases and loans held for sale	159,627	133,121	126,279	26,506	20	33,348	26
Total period-end interest-earning assets	$200,982	$170,635	$166,262	$30,347	18%	$34,720	21%
Average interest-earning assets
Investments	$35,903	$29,247	$27,600	$6,656	23%	$8,303	30%
Interest-bearing deposits in banks	4,630	8,055	11,259	(3,425)	(43)	(6,629)	(59)
Commercial loans and leases	79,684	60,573	60,653	19,111	32	19,031	31
Retail loans	74,170	68,581	62,837	5,589	8	11,333	18
Total loans and leases	153,854	129,154	123,490	24,700	19	30,364	25
Loans held for sale, at fair value	1,937	2,366	3,751	(429)	(18)	(1,814)	(48)
Other loans held for sale	2,353	454	233	1,899	NM	2,120	NM
Total loans and leases and loans held for sale	158,144	131,974	127,474	26,170	20	30,670	24
Total average interest-earning assets	$198,677	$169,276	$166,333	$29,401	17%	$32,344	19%

Second quarter 2022	vs.	first quarter 2022
Period-end interest-earning assets of $201.0 billion increased $30.3 billion, or 18%, as a $24.9 billion increase in loans and leases and a $7.7 billion increase in investments was partially offset by a $3.9 billion decrease in cash held in interest-bearing deposits. Loan growth of 19% was driven by the impact of the ISBC transaction. Excluding the impact of the HSBC and ISBC transactions, loan growth was 4% with 6% growth in commercial and 1% growth in retail.
Average interest-earning assets of $198.7 billion increased $29.4 billion, or 17%, as a $24.7 billion increase in loans and a $6.7 billion increase in investments was partly offset by a $3.4 billion decrease in cash held in interest-bearing deposits. Loan growth of 19% was primarily driven by the impact of the ISBC transaction. Excluding the impact of the HSBC and ISBC transactions, average loan growth was 3% with 5% growth in commercial, led by C&I, and 1% growth in retail.
The average effective duration of the securities portfolio was 5.7 years compared with 5.3 years at March 31, 2022 and 3.6 years at June 30, 2021.

Second quarter 2022	vs.	second quarter 2021
Period-end interest-earning assets of $201.0 billion increased $34.7 billion, or 21%, as a $33.6 billion increase in loans and a $7.9 billion increase in investments was partly offset by a $6.5 billion decrease in cash held in interest-bearing deposits reflecting the partial deployment of elevated liquidity. Excluding the impact of the HSBC and ISBC transactions, loan growth was 10% with 11% growth in commercial, led by C&I, and 9% growth in retail given strength in mortgage, auto and home equity, partially offset by planned run off of personal unsecured installment loans.
Average interest-earning assets of $198.7 billion increased $32.3 billion, or 19%, as a $30.4 billion increase in loans and an $8.3 billion increase in investments was partly offset by a $6.6 billion decrease in cash held in interest-bearing deposits reflecting the partial deployment of elevated liquidity. Excluding the impact of the HSBC and ISBC transactions, loan growth was 7%, led by 9% growth in retail, with strength in mortgage, auto, home equity, partially offset by planned run off of personal unsecured installment loans. Commercial loans increased 5%, as underlying growth in C&I was partially offset by a $4.3 billion decrease in PPP loans. Excluding the HSBC and ISBC transactions and PPP impact, average commercial loan growth was 13% led by C&I.

Citizens Financial Group, Inc.

Deposits				2Q22 change from
($s in millions)	2Q22	1Q22	2Q21	1Q22		2Q21
Period-end deposits				$	%	$	%
Demand	$54,169	$50,113	$47,480	$4,056	8%	$6,689	14%
Money market	48,063	45,342	48,150	2,721	6	(87)	—
Checking with interest	39,611	32,417	28,074	7,194	22	11,537	41
Savings	27,959	26,104	20,382	1,855	7	7,577	37
Term	9,123	4,800	6,550	4,323	90	2,573	39
Total period-end deposits	$178,925	$158,776	$150,636	$20,149	13%	$28,289	19%
Average deposits
Demand	$54,189	$48,641	$46,630	$5,548	11%	$7,559	16%
Money market	48,795	47,220	49,394	1,575	3	(599)	(1)
Checking with interest	38,747	30,417	27,278	8,330	27	11,469	42
Savings	27,661	23,835	20,077	3,826	16	7,584	38
Term	6,970	4,970	6,970	2,000	40	—	—
Total average deposits	$176,362	$155,083	$150,349	$21,279	14%	$26,013	17%

Second quarter 2022	vs.	first quarter 2022
Total period-end deposits of $178.9 billion were up 13%, driven by the addition of $19.8 billion of deposits from the ISBC transaction. Excluding the HSBC and ISBC transactions, deposits were up slightly.
Average deposits of $176.4 billion were up 14%, including $26.4 billion of deposits from the HSBC and ISBC transactions. Excluding these transactions, deposits of $149.9 billion were down 1% primarily given a decline in money market accounts largely offset by an increase in checking with interest and savings.

Second quarter 2022	vs.	second quarter 2021
Total period-end deposits of $178.9 billion increased $28.3 billion, or 19%, driven by the $25.8 billion impact of the HSBC and ISBC transactions. Excluding these transactions, deposits are up 2% with growth in checking with interest and savings largely offset by a decrease in money market accounts.
Average deposits of $176.4 billion increased $26.0 billion, or 17%, including the $26.4 billion impact of the HSBC and ISBC transactions. Excluding these transactions, deposits were broadly stable, with growth in checking with interest, savings and demand, offset by decreases in money market accounts and term.

Citizens Financial Group, Inc.

Borrowed Funds				2Q22 change from
($s in millions)	2Q22	1Q22	2Q21	1Q22		2Q21
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$3,763	$25	$62	$3,738	NM	$3,701	NM
Long-term borrowed funds
FHLB advances	8,269	20	18	8,249	NM	8,251	NM
Senior debt	4,176	4,290	5,357	(114)	(3)	(1,181)	(22)
Subordinated debt and other debt	1,995	1,584	1,582	411	26	413	26
Total borrowed funds	$18,203	$5,919	$7,019	$12,284	208%	$11,184	159%
Average borrowed funds
Short-term borrowed funds	$3,995	$29	$69	$3,966	NM	$3,926	NM
Long-term borrowed funds
FHLB advances	4,437	20	18	4,417	NM	4,419	NM
Senior debt	4,022	4,461	5,834	(439)	(10)	(1,812)	(31)
Subordinated debt and other debt	1,763	1,585	1,582	178	11	181	11
Total average borrowed funds	$14,217	$6,095	$7,503	$8,122	133%	$6,714	89%

Second quarter 2022	vs.	first quarter 2022
•Period-end borrowed funds increased by $12.3 billion, primarily given an increase in long-term and short-term FHLB advances. Average borrowed funds increased by $8.1 billion, incorporating FHLB borrowings related to the ISBC balance sheet, strong commercial loan demand and securities growth.

Second quarter 2022	vs.	second quarter 2021
•Period-end borrowed funds increased by $11.2 billion, given an increase in long-term and short-term FHLB advances and subordinated debt, partly offset by a decrease in senior debt. Average borrowed funds increased by $6.7 billion given an increase in long-term and short-term FHLB advances, partly offset by a decrease in senior debt.

Citizens Financial Group, Inc.

Capital				2Q22 change from
($s and shares in millions, except per share data)	2Q22	1Q22	2Q21	1Q22		2Q21
Period-end capital				$	%	$	%
Stockholders' equity	$24,328	$22,074	$23,199	$2,254	10%	$1,129	5%
Stockholders' common equity	22,314	20,060	21,185	2,254	11	1,129	5
Tangible common equity	14,444	13,100	14,466	1,344	10	(22)	—
Tangible book value per common share	$29.14	$30.97	$33.95	$(1.83)	(6)%	$(4.81)	(14)%
Common shares - at end of period	495.7	423.0	426.1	72.6	17	69.6	16
Common shares - average (diluted)	493.3	424.7	427.6	68.6	16%	65.7	15%
Common equity tier 1 capital ratio(1)	9.6%	9.7%	10.3%
Total capital ratio(1)	12.3	12.5	13.5
Tier 1 leverage ratio(1)	9.3%	9.6%	9.7%
1) Current reporting-period regulatory capital ratios are preliminary.

Second quarter 2022
•The CET1 capital ratio was 9.6% as of June 30, 2022 compared with 9.7% at March 31, 2022 and 10.3% at June 30, 2021.
•Total capital ratio of 12.3% compares with 12.5% at March 31, 2022 and 13.5% as of June 30, 2021.
•Tangible book value per common share of $29.14 decreased 6% compared with first quarter 2022, primarily driven by the impact of higher long-term rates on accumulated other comprehensive income.
•Citizens paid $195 million in common dividends to shareholders during second quarter 2022. This compares with $165 million in common dividends during first quarter 2022 and $168 million during second quarter 2021.

Citizens Financial Group, Inc.

Credit quality review				2Q22 change from
($s in millions)	2Q22	1Q22	2Q21	1Q22			2Q21
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$839	$789	$779	$50		6%	$60		8%
90+ days past due and accruing(2)	712	826	280	(114)		(14)	432		154
Net charge-offs	49	59	78	(10)		(17)	(29)		(37)
Provision (benefit) for credit losses	216	3	(213)	213		NM	429		NM
Allowance for credit losses	$2,147	$1,878	$2,081	$269		14%	66		3%
Nonaccrual loans and leases to loans and leases	0.54%	0.60%	0.64%	(6)	bps		(10)	bps
Net charge-offs as a % of total loans and leases	0.13	0.19	0.25	(6)			(12)
Allowance for credit losses to loans and leases	1.37	1.43	1.70	(6)			(33)
Allowance for credit losses to nonaccrual loans and leases	256.0%	238.0%	267.0%	1,801	bps		(1,094)	bps
1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
2) 90+ days past due and accruing includes $623 million, $792 million, and $266 million of loans fully or partially guaranteed by the FHA, VA, and USDA for June 30, 2022, March 31, 2022, and June 30, 2021, respectively.

Second quarter 2022	vs.	first quarter 2022
•The nonaccrual loans to total loans ratio of 0.54% is down from 0.60% at March 31, 2022 largely tied to a decline in commercial.
•Nonaccrual loans of $839 million increased $50 million, or 6%, largely reflecting the incorporation of ISBC, partly offset by improvements in the legacy Citizens portfolio.
•Net charge-offs of $49 million, or 13 basis points of average loans and leases, were down 6 basis points from the prior quarter.
•The second quarter 2022 provision for credit losses of $216 million includes a $145 million day-one CECL provision expense (“double count”) for the ISBC transaction. Underlying provision for credit losses of $71 million reflects the continuing strong credit performance across retail and commercial. The first quarter 2022 provision for credit losses of $3 million includes a $24 million day-one CECL provision expense (“double count”) tied to the HSBC transaction.
•Allowance for credit losses ratio of 1.37% compares with 1.43% as of March 31, 2022. The second quarter 2022 ratio reflects a reserve increase of $269 million, of which approximately $247 million relates to the ISBC transaction, including $145 million related to the CECL double count.
•The allowance for credit losses to nonaccrual loans and leases ratio of 256% compares with 238% as of March 31, 2022.

Second quarter 2022	vs.	second quarter 2021
•The nonaccrual loans to total loans ratio of 0.54% decreased from 0.64% at June 30, 2021 largely tied to a decline in commercial.
•Nonaccrual loans increased $60 million, or 8%, largely reflecting the incorporation of ISBC, partly offset by improvements in the legacy Citizens portfolio.
•Net charge-offs of $49 million decreased $29 million reflecting a $31 million decrease in commercial, and a $2 million increase in retail.
•Net charge-offs of 13 basis points of average loans and leases compares with 25 basis points in second quarter 2021.
•Underlying provision for credit losses of $71 million compares with a $213 million benefit in second quarter 2021.
•Allowance for credit losses of $2.1 billion was stable with June 30, 2021. Allowance for credit losses ratio of 1.37% as of June 30, 2022, compares with 1.70% as of June 30, 2021.
•The allowance for credit losses to nonaccrual loans and leases ratio of 256% compares with 267% as of June 30, 2021.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - 781.655.2289
Investors: Kristin Silberberg - 203.900.6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (844) 867-6169, conference ID 5718484
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on July 19, 2022 through August 19, 2022. Please dial (866) 207-1041 and enter access code 3973803. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $226.7 billion in assets as of June 30, 2022. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,300 ATMs and more than 1,200 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying results, excluding HSBC and ISBC, excluding acquisitions and excluding PPP. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q22 Change
		2Q22	1Q22	2Q21	1Q22		2Q21
					$	%	$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$494	$498	$485	($4)	(1%)	$9	2%
Less: Notable items		(31)	—	—	(31)	(100)	(31)	(100)
Noninterest income, Underlying (non-GAAP)		$525	$498	$485	$27	5%	$40	8%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,999	$1,645	$1,609	$354	22%	$390	24%
Less: Notable items		(31)	—	—	(31)	(100)	(31)	(100)
Total revenue, Underlying (non-GAAP)	B	$2,030	$1,645	$1,609	$385	23%	$421	26%
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,305	$1,106	$991	$199	18%	$314	32%
Less: Notable items		125	48	11	77	160	114	NM
Noninterest expense, Underlying (non-GAAP)	D	$1,180	$1,058	$980	$122	12%	$200	20%
Pre-provision profit:
Total revenue (GAAP)	A	$1,999	$1,645	$1,609	$354	22%	$390	24%
Less: Noninterest expense (GAAP)	C	1,305	1,106	991	199	18	314	32
Pre-provision profit (GAAP)		$694	$539	$618	$155	29%	$76	12%
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,030	$1,645	$1,609	$385	23%	$421	26%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,180	1,058	980	122	12	200	20
Pre-provision profit, Underlying (non-GAAP)		$850	$587	$629	$263	45%	$221	35%
Provision (benefit) for credit losses, Underlying:
Provision (benefit) for credit losses (GAAP)		$216	$3	($213)	$213	NM	$429	NM
Less: Notable items		145	24	—	121	NM	145	100
Provision (benefit) for credit losses, Underlying (non-GAAP)		$71	($21)	($213)	$92	NM	$284	133%
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$478	$536	$831	($58)	(11%)	($353)	(42%)
Less: Expense before income tax benefit related to notable items		(301)	(72)	(11)	(229)	NM	(290)	NM
Income before income tax expense, Underlying (non-GAAP)	F	$779	$608	$842	$171	28%	($63)	(7%)
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$114	$116	$183	($2)	(2%)	($69)	(38%)
Less: Income tax benefit related to notable items		(70)	(16)	(3)	(54)	NM	(67)	NM
Income tax expense, Underlying (non-GAAP)	H	$184	$132	$186	$52	39%	($2)	(1%)
Net income, Underlying:
Net income (GAAP)	I	$364	$420	$648	($56)	(13%)	($284)	(44%)
Add: Notable items, net of income tax benefit		231	56	8	175	NM	223	NM
Net income, Underlying (non-GAAP)	J	$595	$476	$656	$119	25%	($61)	(9%)
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$332	$396	$616	($64)	(16%)	($284)	(46%)
Add: Notable items, net of income tax benefit		231	56	8	175	NM	223	NM
Net income available to common stockholders, Underlying (non-GAAP)	L	$563	$452	$624	$111	25%	($61)	(10%)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q22 Change
		2Q22	1Q22	2Q21	1Q22			2Q21
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,999	$1,645	$1,609	$354		21.59%	$390		24.24%
Less: Noninterest expense (GAAP)	C	1,305	1,106	991	199		18.05	314		31.58
Operating leverage							3.54%			(7.34%)
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,030	$1,645	$1,609	$385		23.48%	$421		26.18%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,180	1,058	980	122		11.74	200		20.47
Operating leverage, Underlying (non-GAAP)							11.74%			5.71%
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	65.27%	67.23%	61.63%	(196)	bps		364	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	58.16	64.28	60.92	(612)	bps		(276)	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	23.77%	21.70%	21.96%	207	bps		181	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	23.69	21.70	22.01	199	bps		168	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$22,383	$20,981	$20,833	$1,402		7%	$1,550		7%
Return on average common equity	K/M	5.95%	7.65%	11.85%	(170)	bps		(590)	bps
Return on average common equity, Underlying (non-GAAP)	L/M	10.06	8.75	12.02	131	bps		(196)	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$22,383	$20,981	$20,833	$1,402		7%	$1,550		7%
Less: Average goodwill (GAAP)		8,015	7,156	7,050	859		12	965		14
Less: Average other intangibles (GAAP)		213	80	53	133		166	160		NM
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		416	383	381	33		9	35		9
Average tangible common equity	N	$14,571	$14,128	$14,111	$443		3%	$460		3%
Return on average tangible common equity	K/N	9.13%	11.36%	17.50%	(223)	bps		(837)	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	15.45	12.99	17.74	246	bps		(229)	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$220,967	$188,317	$184,456	$32,650		17%	$36,511		20%
Return on average total assets	I/O	0.66%	0.90%	1.41%	(24)	bps		(75)	bps
Return on average total assets, Underlying (non-GAAP)	J/O	1.08	1.03	1.43	5	bps		(35)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	P	$220,967	$188,317	$184,456	$32,650		17%	$36,511		20%
Less: Average goodwill (GAAP)		8,015	7,156	7,050	859		12	965		14
Less: Average other intangibles (GAAP)		213	80	53	133		166	160		NM
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		416	383	381	33		9	35		9
Average tangible assets	Q	$213,155	$181,464	$177,734	$31,691		17%	$35,421		20%
Return on average total tangible assets	I/Q	0.69%	0.94%	1.46%	(25)	bps		(77)	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/Q	1.12	1.06	1.48	6	bps		(36)	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q22 Change
		2Q22	1Q22	2Q21	1Q22		2Q21
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	R	495,650,259	423,031,985	426,083,143	72,618,274	17%	69,567,116	16%
Common stockholders' equity (GAAP)		$22,314	$20,060	$21,185	$2,254	11	$1,129	5
Less: Goodwill (GAAP)		8,081	7,232	7,050	849	12	1,031	15
Less: Other intangible assets (GAAP)		211	115	52	96	83	159	NM
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	387	383	35	9	39	10
Tangible common equity	S	$14,444	$13,100	$14,466	$1,344	10%	($22)	—%
Tangible book value per common share	S/R	$29.14	$30.97	$33.95	($1.83)	(6%)	($4.81)	(14%)
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	491,497,026	422,401,747	425,948,706	69,095,279	16%	65,548,320	15%
Average common shares outstanding - diluted (GAAP)	U	493,296,114	424,670,871	427,561,572	68,625,243	16	65,734,542	15
Net income per average common share - basic (GAAP)	K/T	$0.68	$0.94	$1.45	($0.26)	(28)	($0.77)	(53)
Net income per average common share - diluted (GAAP)	K/U	0.67	0.93	1.44	(0.26)	(28)	(0.77)	(53)
Net income per average common share - basic, Underlying (non-GAAP)	L/T	1.14	1.07	1.47	0.07	7	(0.33)	(22)
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	1.14	1.07	1.46	0.07	7	(0.32)	(22)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				2Q22 Change
	2Q22	1Q22	2Q21	1Q22		2Q21
				$/bps	%	$/bps	%
Other income, Underlying:
Other income (GAAP)	($12)	$24	$16	($36)	NM	($28)	NM
Less: Notable items	(31)	—	—	(31)	(100)	(31)	(100)
Other income, Underlying (non-GAAP)	$19	$24	$16	($5)	(21)	$3	19%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$683	$594	$524	$89	15%	$159	30%
Less: Notable items	72	6	—	66	NM	72	100
Salaries and employee benefits, Underlying (non-GAAP)	$611	$588	$524	$23	4%	$87	17%
Equipment and software, Underlying:
Equipment and software (GAAP)	$169	$150	$155	$19	13%	$14	9%
Less: Notable items	6	2	4	4	200	2	50
Equipment and software, Underlying (non-GAAP)	$163	$148	$151	$15	10%	$12	8%
Outside services, Underlying:
Outside services (GAAP)	$189	$169	$137	$20	12%	$52	38%
Less: Notable items	41	35	4	6	17	37	NM
Outside services, Underlying (non-GAAP)	$148	$134	$133	$14	10%	$15	11%
Occupancy, Underlying:
Occupancy (GAAP)	$111	$83	$82	$28	34%	$29	35%
Less: Notable items	1	—	3	1	100	(2)	(67)
Occupancy, Underlying (non-GAAP)	$110	$83	$79	$27	33%	$31	39%
Other operating expense, Underlying:
Other operating expense (GAAP)	$153	$110	$93	$43	39%	$60	65%
Less: Notable items	5	5	—	—	—	5	100
Other operating expense, Underlying (non-GAAP)	$148	$105	$93	$43	41%	$55	59%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions and PPP loans
(in millions, except ratio data)

		QUARTERLY TRENDS
					2Q22 Change
		2Q22	1Q22	2Q21	1Q22		2Q21
					$/bps	%	$/bps	%
Average Commercial Loans, excluding HSBC, ISBC, and PPP
Average Commercial Loans (GAAP)	A	$79,684	$60,573	$60,653	$19,111	32%	$19,031	31%
Less: HSBC & ISBC Acquisition Impact		$16,266	$16	$—	$16,250	NM	$16,266	100%
Less: PPP		$349	$603	$4,603	($254)	(42%)	($4,254)	(92%)
Average Commercial Loans, excluding HSBC, ISBC, and PPP (non-GAAP)	B	$63,069	$59,954	$56,050	$3,115	5%	$7,019	13%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - excluding the impact of HSBC, ISBC, and Commercial fee-based acquisitions closed after 2Q21
(in millions, except ratio data)

		QUARTERLY TRENDS
					2Q22 Change
		2Q22	1Q22	2Q21	1Q22		2Q21
					$/bps	%	$/bps	%
Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21:
Noninterest expense (GAAP)	A	$1,305	$1,106	$991	$199	18%	$314	32%
Less: Notable items		125	48	11	77	160	114	NM
Less: HSBC & ISBC Acquisition Impact		128	13	—	115	NM	128	100
Less: Commercial fee based acquisition expenses closed after 2Q21		29	24	—	5	21	29	100
Total Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21 (non-GAAP)	B	$1,023	$1,021	$980	$2	—%	$43	4%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions
(in millions, except ratio data)

		QUARTERLY TRENDS
					2Q22 Change
		2Q22	1Q22	2Q21	1Q22		2Q21
					$/bps	%	$/bps	%
Total Deposits, excluding HSBC & ISBC:
Total Deposits (GAAP)		$178,925	$158,776	$150,636	$20,149	13%	$28,289	19%
Less: HSBC & ISBC Acquisition Impact		25,831	6,303	—	19,528	NM	25,831	100
Total Deposits, excluding HSBC & ISBC (non-GAAP)		$153,094	$152,473	$150,636	$621	—%	$2,458	2%
Total Average Deposits, excluding HSBC & ISBC:
Total Average Deposits (GAAP)	C	$176,362	$155,083	$150,349	$21,279	14%	$26,013	17%
Less: HSBC & ISBC Acquisition Impact		26,423	2,881	—	23,542	NM	26,423	100
Total Average Deposits, excluding HSBC & ISBC (non-GAAP)	D	$149,939	$152,202	$150,349	($2,263)	(1%)	($410)	—%
Total Loans, excluding HSBC & ISBC
Total Loans (GAAP)	E	$156,172	$131,305	122,581	24,867	—	33,591	27
Less: HSBC & ISBC Acquisition Impact		21,700	1,443	—	20,257	NM	21,700	100
Total Loans, excluding HSBC & ISBC (non-GAAP)	F	$134,472	$129,862	$122,581	$4,610	4%	$11,891	10%
Total Commercial Loans, excluding HSBC & ISBC
Total Commercial Loans (GAAP)	G	$81,445	$61,521	$59,083	$19,924	32%	$22,362	38%
Less: HSBC & ISBC Acquisition Impact		16,138	33	—	16,105	NM	16,138	100
Total Commercial Loans, excluding HSBC & ISBC (non-GAAP)	H	$65,307	$61,488	$59,083	$3,819	6%	$6,224	11%
Total Retail Loans, excluding HSBC & ISBC
Total Retail Loans (GAAP)	I	$74,727	$69,784	$63,498	$4,943	7%	$11,229	18%
Less: HSBC & ISBC Acquisition Impact		5,562	1,410	—	4,152	NM	5,562	100
Total Retail Loans, excluding HSBC & ISBC (non-GAAP)	J	$69,165	$68,374	$63,498	$791	1%	$5,667	9%
Total Average Loans, excluding HSBC & ISBC
Average Loans (GAAP)	K	$153,854	$129,154	$123,490	$24,700	19%	$30,364	25%
Less: HSBC & ISBC Acquisition Impact		21,836	680	—	21,156	NM	21,836	100
Total Average Loans, excluding HSBC & ISBC (non-GAAP)	L	$132,018	$128,474	$123,490	$3,544	3%	$8,528	7%
Average Commercial Loans, excluding HSBC & ISBC
Average Commercial Loans (GAAP)	M	$79,684	$60,573	$60,653	$19,111	32%	$19,031	31%
Less: HSBC & ISBC Acquisition Impact		16,266	16	—	16,250	NM	16,266	100
Average Commercial Loans, excluding HSBC & ISBC (non-GAAP)	N	$63,418	$60,557	$60,653	$2,861	5%	$2,765	5%
Average Retail Loans, excluding HSBC & ISBC
Average Retail Loans (GAAP)	O	$74,170	$68,581	$62,837	$5,589	8%	$11,333	18%
Less: HSBC & ISBC Acquisition Impact		5,569	665	—	4,904	NM	5,569	100
Average Retail Loans, excluding HSBC & ISBC (non-GAAP)	P	$68,601	$67,916	$62,837	$685	1%	$5,764	9%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions
(in millions, except ratio data)

		QUARTERLY TRENDS
					2Q22 Change
		2Q22	1Q22	2Q21	1Q22		2Q21
					$/bps	%	$/bps	%
Noninterest income, Underlying excluding HSBC & ISBC:
Noninterest income (GAAP)		$494	$498	$485	($4)	(1)%	$9	2%
Less: Notables		(31)	—	—	(31)	(100)	(31)	(100)
Less: HSBC & ISBC Acquisition Impact		16	—	—	16	100	16	100
Noninterest income, Underlying excluding HSBC & ISBC (non-GAAP)		$509	$498	$485	$11	2%	$24	5%
Total revenue, Underlying excluding HSBC & ISBC
Total revenue (GAAP)	A	$1,999	$1,645	$1,609	$354	22%	$390	24%
Less: Notable items		(31)	—	—	(31)	(100)	(31)	(100)
Less: HSBC & ISBC Acquisition Impact		278	10	—	268	NM	278	100
Total revenue, Underlying excluding HSBC & ISBC (non-GAAP)	B	$1,752	$1,635	$1,609	$117	7%	$143	9%
Noninterest expense, Underlying excluding HSBC & ISBC
Noninterest expense (GAAP)	C	$1,305	$1,106	$991	$199	18%	$314	32
Less: Notable items		125	48	11	77	160	114	NM
Less: HSBC & ISBC Acquisition Impact		128	13	—	115	NM	128	100
Noninterest expense, Underlying excluding HSBC & ISBC (non-GAAP)	D	$1,052	$1,045	$980	$7	1%	$72	7%
Operating leverage:
Total revenue (GAAP)	A	$1,999	$1,645	$1,609	$354	21.59%	$390	24.24%
Less: Noninterest expense (GAAP)	C	1,305	1,106	991	199	18.05	314	31.58
Operating leverage						3.54%		(7.34%)
Operating leverage, Underlying excluding HSBC & ISBC
Total Revenue, Underlying excluding HSBC & ISBC (non-GAAP)	B	$1,752	$1,635	$1,609	$117	7.23%	$143	8.90%
Less: Noninterest expense, Underlying excluding HSBC & ISBC (non-GAAP)	D	1,052	1,045	980	7	0.91	72	7.43
Operating leverage, Underlying excluding HSBC & ISBC (non-GAAP)						6.32%		1.47%

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends as well as the potential effects of the COVID-19 disruption and Russia’s invasion of Ukraine on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonaccrual assets, charge-offs and provision expense;
•The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;
•Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including through the integration of Investors and the HSBC branches;
•The COVID-19 disruption and its effects on the economic and business environments in which we operate;
•The impact of Russia’s invasion of Ukraine and the imposition of sanctions on Russia and other actions in response, including on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to meet heightened supervisory requirements and expectations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks;
•Greater than expected costs or other difficulties related to the integration of our business and that of Investors and the relevant HSBC branches;
•The inability to retain existing Investors or HSBC clients and employees following the closing of the Investors and HSBC branch acquisitions; and
•Management’s ability to identify and manage these and other risks.
In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, risk-weighted assets, capital impacts of strategic initiatives, market conditions and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 disruption and Russia’s invasion of Ukraine on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to

Citizens Financial Group, Inc.
the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic and Russia’s invasion of Ukraine, actions taken by governmental authorities in response to the pandemic and Russia’s invasion of Ukraine, and the direct and indirect impact of the pandemic and Russia’s invasion of Ukraine on our customers, third parties and us.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2022 and Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.
CFG-IR